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                                                                     Exhibit 2.5
                                 PLAN TO MERGE

                           MIDWAY-CTS BUFFALO, LTD.

                                     INTO

                     COYNE INTERNATIONAL ENTERPRISES CORP.

         PURSUANT TO SECTION 905 OF THE NEW YORK BUSINESS CORPORATION

                                      LAW

     The Board of Directors of Coyne International Enterprises Corp. has adopted the following Plan of Merger.

     FIRST:    COYNE INTERNATIONAL ENTERPRISES CORP., a New York
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corporation, the surviving corporation, owns at least ninety percent (90%) of the outstanding shares of Midway-CTS Buffalo, LTD., a New York corporation.

     SECOND:   The designation and number of outstanding shares of the
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subsidiary corporation to be merged, and the number of each such class owned by the surviving corporation are as follows:

                                                  NUMBER OF SHARES
                                                  OWNED BY COYNE
SUBSIDIARY               DESIGNATION AND NUMBER   INTERNATIONAL
                         OF OUTSTANDING SHARES    ENTERPRISES CORP.

1. Midway-CTS            Common Stock             1,000-nonvoting shares
   Buffalo, LTD.         1,000-nonvoting shares     100-voting shares
                           100-voting shares

     THIRD:    The name of the surviving corporation is Coyne International
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Enterprises Corp.

     FOURTH:   The name of the subsidiary corporation to be merged is Midway-CTS
     ------
Buffalo, LTD.
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     FIFTH:    The terms and conditions of this merger, including the manner and
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basis for converting the shares of Midway-CTS Buffalo, LTD. into shares of the surviving corporation are as follows:

       (a) Any and all shares of common stock of Midway-CTS Buffalo, LTD. shall be surrendered to the surviving corporation for cancellation, and no shares of the surviving corporation shall be issued.

      (b) All the issued and outstanding shares of the surviving corporation shall remain unchanged in the hands of the holder thereof as issued and outstanding shares of the surviving corporation.

      (c) The certificate of incorporation and bylaws of the surviving corporation shall remain unchanged until amended or changed as provided therein or as provided by law.

      (d) The separate corporate existence of Midway-CTS Buffalo, LTD. shall cease and the surviving corporation shall become the owner, without other transfer, of all the rights and property of Midway-CTS Buffalo, LTD., and the surviving corporation shall become subject to all the liabilities, obligations and penalties of the merged subsidiary.

     SIXTH:    The merger shall be effective as of the date of the filing of the
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Certificate of Merger with the Department of State of New York.

Dated:     October 27, 1999


                                   COYNE INTERNATIONAL ENTERPRISES CORP.

                                   By: /s/ Thomas M. Coyne
                                      -------------------------------
                                      Thomas M. Coyne, President


                                   By: /s/ Alexander Pobedinsky
                                      -------------------------------
                                      Alexander Pobedinsky, Secretary